UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2009

MARINE GROWTH VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128077	20-0890800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405-A Atlantis Road, Cape Canaveral, Florida 32920
(Address of principal executive offices) (zip code)

(321) 783-1744
(Registrant's telephone number, including area code)

Copies to:
Thomas A. Rose, Esq.
Andrew M. Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

Marine Growth Ventures, Inc. (the “Company”) disclosed in its annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2009, and in its quarterly report on Form 10-Q for the period ended March 31, 2009, filed with the SEC on May 1, 2009, that Greystone Business Credit II, LLC (“Greystone”) commenced admiralty action against Marine Growth Canada, Ltd., a Canadian subsidiary of the Company, Marine Growth Finance & Charter, Inc., Marine Growth Ventures, Inc., Fractional Marine, Inc., and all other interested in the ship “Pacific Aurora” (the “Ship”) in the Federal Court in Vancouver, BC Canada seeking to foreclose its lien and take ownership and possession of the Ship (the “Action”).

On July 2, 2009, the court, in the Action signed an Order, a copy of which is filed herewith as an Exhibit (the “Order”), finding that Marine Growth Canada, Ltd. (“MGC”) permitted the execution of a warrant issued on the 5th day of March, 2009, for the seizure of its property to remain unsatisfied for 15 days after seizure by the sheriff; and that MGC has ceased to meet its liabilities generally as they become due, and ordered that MGC, a company duly incorporated pursuant to the laws of British Columbia, be adjudicated bankrupt.  The Order also orders that KPMG LLP of Vancouver, in the Province of British Columbia, be appointed as Trustee of the estate of MGC.

While the future of MGC and its assets is uncertain, the Company believes that its assets, including the Ship, will be sold by the Trustee and the proceeds from such sale will be used to pay amounts owing to MGC’s creditors.

The Company believes that it is not responsible for the debts of MGC and is not liable to Greystone for the indebtedness that is the subject of the Action.  However, the seizure and sale of the Ship, which is an asset of MGC will prevent the Company from pursuing part of its current business plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
7.1           Order, dated July 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINE GROWTH VENTURES, INC.

Date: Ju.ly 16, 2009	By:	/s/ Kate Ostruszka
Kate Ostruszka
Chief Financial Officer

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